United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2010
(Date of Report)

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513
(Address of principal executive offices)	(Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Steven M. Anderson Elected as Director

On April 13, 2010, the Board of Directors (the “Board”) of Ultralife Corporation (the “Company”), on the recommendation of the Board’s Governance Committee, elected Steven M. Anderson to the Board.  Mr. Anderson will stand for re-election to the Board with the Company’s other director nominees at the Company’s annual meeting of shareholders on June 8, 2010.

The Board has determined that Mr. Anderson is an independent director under NASDAQ governance standards.  There was no arrangement or understanding between Mr. Anderson and any other persons pursuant to which Mr. Anderson was selected as a director.  As of the date of this Current Report on Form 8-K, neither Mr. Anderson nor any of his immediate family members is a party, either directly or indirectly, to any transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Anderson will be entitled to the same compensation as the other non-employee directors who serve on the Board, as previously described in the Company’s filings with the Securities and Exchange Commission.

A copy of the press release announcing Mr. Anderson’s election to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Carole Lewis Anderson Agrees Not to Stand for Re-Election

Also on April 13, 2010, Carol Lewis Anderson agreed not to stand for re-election to the Board at the Company’s annual meeting of shareholders on June 8, 2010.  Ms. Anderson will complete her current term on the Board, which expires at the Company’s annual meeting of shareholders.

James E. Evans Resigns

On April 15, 2010, James E. Evans notified the Company that he would be resigning as the Company's Executive Vice President of Business Operations effective April 30, 2010.

Item 8.01  Other Events.

On April 13, 2010, the Board appointed Thomas L. Saeli  to serve on the Board’s Audit and Finance Committee and determined that he qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Also on April 13, 2010, the Company’s Board nominated James A. Croce and Robert W. Shaw II to stand for election at the Company’s annual meeting of shareholders on June 8, 2010.  If elected, Mr. Croce and Mr. Shaw will fill two of the vacancies created by Anthony J. Cavanna, Paula H.J. Cholmondeley and Carol Lewis Anderson not standing for election at the annual meeting of shareholders.  The Board’s Governance Committee recommended that Mr. Croce be nominated because of his expertise in the renewable energy industry and that Mr. Shaw be nominated because of his management expertise and experience serving as an executive officer.

The slate of directors that has been nominated to stand for election at the Company’s annual meeting of shareholders on June 8, 2010 is as follows:

Steven M. Anderson	Patricia C. Barron
James A. Croce	John D. Kavazanjian
Thomas L. Saeli	Robert W. Shaw II
Ranjit C. Singh	Bradford T. Whitmore

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 16, 2010	ULTRALIFE CORPORATION

/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration and General Counsel